ASSET PURCHASE AGREEMENT

                THIS ASSET PURCHASE AGREEMENT, dated as of June 28, 1996, is made and entered into by and among Med-Sub, Inc., an Ohio corporation ("Purchaser"), MedPlus, Inc., an Ohio corporation ("MedPlus"), FutureCORE, Ltd., an Ohio Limited Liability Company (the "Company"), and Daniel C. Swanson P.E., Arthur E. Frohwerk and Lawrence C. Maguire, M.D., the members of the Company (the "Members").

                                     W I T N E S S E T H:

                WHEREAS, the Company, with its principal executive offices located in Cincinnati, Ohio, is engaged in the business of consulting, engineering, program management and innovation (the "Business"); and

                WHEREAS, the Company desires to sell to Purchaser, and Purchaser desires to purchase from the Company, certain of the assets of the Company and the Business, upon the terms and conditions hereinafter set forth;

               NOW THEREFORE, for and in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

          1.    Terms of Sale and Payment of Purchase Price.

                1.1 Sale of Assets. The Company hereby agrees, subject to the terms and conditions herein set forth, on the Closing Date (as hereinafter defined) to sell, assign, transfer and deliver, free and clear of all liens and encumbrances, to Purchaser and Purchaser agrees to purchase and accept, in reliance upon the covenants, agreements, representations, warranties and indemnities of the Company and the Members set forth in this Agreement and for the consideration set forth in Section 1.3 hereof, the assets of the Company listed below (the "Assets"):

                (a)   Intellectual Property, as that term is defined in
          Section 4.18 hereof and as more specifically described on Schedule 1.1(a) hereto;

                (b) All orders of the Company which remain unfilled or incomplete as of June 30, 1996 (the "Backlog"), as more specifically described on Schedule 1.1(b) hereto;

                (c) All potential orders of the Company that are evidenced by an unconditional purchase order by no later than September 30, 1996 and that appear on the Company's June 30, 1996 pipeline report (the "Pipeline"), as more specifically described on Schedule 1.1(c) hereto;

                (d) The furniture and equipment listed on Schedule 1.1(d) hereto (the "Equipment"); and

                (e)  The name "FutureCORE."

                1.2 No Liabilities and Obligations to be Assumed. The parties hereto acknowledge and agree that, except as described on
          Schedule 1.2 hereto, Purchaser is not assuming, paying or discharging and shall not be liable for any debts, obligations, responsibilities or liabilities of the Company or the Business, or any claim, action or suit relating thereto (whether now existing or hereafter arising), known or unknown, contingent or absolute, relating to or arising from the period prior to the Closing Date, including, by way of example only and not in limitation thereof, liabilities related to the Company's employees or other personnel; the Company's tax liabilities of any kind or nature whatsoever, or any liabilities of the Company of any other kind or description whether accrued, absolute, contingent or otherwise; and the Company shall remain fully and completely liable for all such debts, obligations, responsibilities and liabilities.

                1.3 Consideration. In consideration for the sale, assignment and transfer to Purchaser of the Assets, and as payment in full therefor, the Company shall receive cash payments in amounts specifically calculated and distributed as set forth on Schedule 1.3 hereto. The parties agree that the aggregate of the cash payments made related to the Backlog and the Pipeline will be assigned to the intellectual property set forth on Schedule 1.1(a) hereto for purposes of allocation of the purchase price.
          Closing Documents.

          2.  Closing Documents

               2.1 The Company's Documents. At the Closing, the conveyance, transfer, assignment and delivery of the Assets to Purchaser shall be effected by bills of sale, endorsements, assignments and other good and sufficient instruments of transfer and conveyance as Purchaser's counsel may reasonably request. Such documents shall be in form reasonably satisfactory to Purchaser's counsel, Dinsmore & Shohl.

               2.2 Future Documents. The Company and the Members agree that they will, at any time and from time to time after the Closing Date upon the reasonable request of Purchaser and without further consideration, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances and assurances as may be required in conformity with this Agreement for the better assignment, transferring and assuring, to Purchaser, or its assigns, or for aiding and assisting in collecting and reducing to possession any or all of the Assets or property to be transferred to Purchaser as provided herein.

          3. Place and Date of Closing. The Closing shall take place at the offices of MedPlus, Inc., 8805 Governor's Hill Drive, Cincinnati, Ohio 45242 at 9:00 A..M., on June 28, 1996, concurrent with the execution of this Agreement (sometimes herein called either the "Closing" or the "Closing Date" as the context may require).

          4. Representations and Warranties of the Company and the Members. The Company and the Members hereby make the following representations and warranties, all of which shall be made as of, and be true at, the Closing Date and shall, regardless of Purchaser's investigations, survive the Closing:

              4.1 Organization. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio and has no subsidiaries. The Company is duly qualified to do business as a foreign corporation and is in good standing in all states in which the character of its properties, owned or leased, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, properties, assets, results of operations or condition of the Company.

              4.2 Authority. The Company has full power and authority to own its properties and conduct its business as now being conducted.

              4.3 Power. The Company has the requisite power to own the Assets and the right and power to sell, assign, transfer, convey and deliver the Assets to Purchaser. All legal action required to carry out all terms and conditions of this Agreement can and will be promptly taken by the Company.

              4.4 Due Execution. This Agreement and the other documents delivered at the Closing have been duly executed and delivered and are the lawful, valid and legally binding obligations of the Company and the Members enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, rearrangement, reorganization or similar debtor relief legislation affecting the rights of creditors generally and subject to the application of general principles of equity. The execution and delivery of this Agreement and the consummation of this transaction will not result in the creation of any lien, charge or encumbrance on the Assets, the Company or the Business or the creation of a right of acceleration of any indebtedness or other obligation of the Company or the Business and are not prohibited by, do not violate or conflict with any provision of, and will not result in a default under or a breach of (i) the Articles of Organization or Code of Regulations of the Company, (ii) any contract, agreement or other instrument to which the Company, any of the Members or the Business is a party, (iii) any regulation, order, writ, decree or judgment of any court or governmental agency, or (iv) any law applicable to the Company, the Members or the Business and will not restrict the ability of Purchaser to carry on the Business.

              4.5 Tax Returns and Audits. The Company has duly and timely filed (or properly obtained an extension for filing) with the appropriate governmental agencies all tax returns and tax reports due and required to be filed by the Company, including all federal, state and city profits, income, sales, use, occupation, property, excise, social security, withholding, unemployment insurance, health licenses and other taxes and has paid or provided for the payment of all such taxes through the Closing Date. Neither the Company nor any of the Members has notice of any pending audit pertaining to, or claims for, taxes, or assessments asserted against the Company by any taxing authority in respect of any period to date. The Company has withheld from amounts paid to employees engaged in the Business and, to the extent due, has paid, or will pay, to the appropriate governmental agencies, all taxes or other amounts required to be withheld, including but not limited to social security, federal withholding and state withholding taxes.

              4.6 Title to Assets. The Company is the sole and exclusive legal and equitable owner of all right and title in and has good, marketable and indefeasible title to all of the Assets, free and clear of any mortgage, pledge, charge, lien, claim, right, security interest, encumbrance, covenant, easement or restriction of any kind or nature, direct or indirect, whether accrued, absolute, contingent or otherwise. The execution of this Agreement and the performance of the covenants herein contemplated will not result in the creation of any lien, charge or encumbrance upon any of the assets or properties of the Company, the Assets or the Business pursuant to any indenture, agreement or other instrument to which the Company is a party or by which the Company is bound or by which the Business or its assets may be affected.

              4.7 Liabilities. Nothing contained in any document, agreement, contract or other instrument to which the Company is a party or by which it is bound contains any provision or imposes any duties or refers to or discloses any liabilities upon or with respect to the Assets which separately or in the aggregate is materially adverse to the Assets.

              4.8 Contracts and Commitments. All contracts, agreements, instruments, plans and leases related to the Business to which the Company is a party or bound, or by which any of its properties are subject or bound, meeting any of the descriptions set forth below (the "Material Contracts"), have either been previously supplied to Purchaser or are listed on Schedule 4.8 attached hereto:

                  (a)  Any lease;

                  (b) Any sales order or customer contract, or other agreement or commitment obligating the Company to sell or deliver any product or item in excess of $10,000;

                  (c) Any other material contract, lease, commitment or agreement related to the Business (other than contracts, commitments or agreements of a kind excluded by an express exception from the descriptions set forth in subsections (a) through (d) above; for the purposes hereof, any contract, lease, commitment or agreement is deemed material if it (1) provides for payment or performance by either party thereto having an aggregate value of $10,000 or more, or (2) is not terminable without payment or penalty on 60 days (or less) notice).

          Except as set forth in Schedule 4.8 hereto, (i) all Material Contracts are valid and binding in accordance with their terms and are in full force and effect and (ii) no party to any Material Contract is in breach of any provision of, in violation of, or in default under the terms of any Material Contract. The Company has no contracts, commitments, agreements, understandings or arrangements relating to the Business, whether written or oral, which would interfere in any manner whatsoever with the Company's liabilities and obligations contemplated except as set forth on
          Schedule 4.8.

              4.9 Personal Property. All of the Assets which constitute personal property are in good operating condition and repair, subject to ordinary wear and tear, are adequate to meet the requirements of the Business as now operated, are suitable and sufficient for the conduct of the Business as now operated and are adequate and suitable for the purposes for which they are being used.

              4.10 Accounts Receivable. The Company shall retain all accounts receivable of its business and collect said accounts receivable in the ordinary course of its operations. The Company shall exercise concern for the business of Purchaser in its collection of such accounts receivable and will consult with Purchaser in advance of the initiation of legal proceedings to obtain collection.

              4.11 Labor Agreements, Employee Benefit Plans and Employment Agreements. The Company is not, as respects its employees, a party to any union collective bargaining or similar agreement.

               4.12 Discrimination, Occupational Safety and Other Statutes and Regulations. No person or party (including, but not limited to, governmental agencies of any kind) has any pending claim or basis for any action or proceeding, as respects the Company's employees, against the Company arising out of any statute, ordinance or regulation relating to occupational safety and health standards which, if upheld, would have a materially adverse effect on the business or condition, financial or otherwise, of the Company. The Company is not, as respects its employees, in default under any other similar statute, law, ordinance, rule or regulation which may have a materially adverse effect on the Company's business or condition, financial or otherwise.

              4.13 No Litigation or Adverse Events. There are no judgments, suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations, or any change in the zoning or building ordinances affecting the Assets or pending or threatened against the Business, which might materially affect the financial condition or operations of the Business or the Assets or which would create a material liability of the Company. All licenses required for the operation of the Business are in effect and current. There is no event or condition of any character pertaining to the Business or the Assets that may reasonably be expected to adversely affect such business or the Assets.

              4.14 Authorization for Agreement. The execution and performance of this Agreement has been authorized and approved by the Members. Certified copies of the minutes evidencing such approval are being delivered to Purchaser simultaneously with the execution of this Agreement.

              4.15 Disclosure. No representation or warranty by the Company or any of the Members in this Agreement, nor any statement, certificate or schedule furnished or to be furnished Purchaser on behalf of the Company pursuant to this Agreement, nor any document or certificate delivered to Purchaser pursuant to this Agreement or in connection with the actions contemplated herein, contains or shall contain any untrue statement of a material fact or omits to state a material fact.

              4.16 Performance of Obligations. The Company and the Members have performed all obligations required to be performed by them to date, and are not in default in any respect under any contract, agreement, lease or other instrument to which they are a party or by which they may be bound or which relate to the Assets so as to impose any liability upon the Company or give the other party to any such contract, agreement, lease or other instrument the right to terminate same.

              4.17 Compliance with Law. The Company and the Members have complied with all applicable laws, regulations, orders and published guidelines of all governmental bodies and agencies having jurisdiction over the conduct of the Business, the use of the Company's property and assets.

              4.18  Intellectual Property.

                    (a) Schedule 1.1(a) contains a complete and accurate list of all of the Company's Intellectual Property, as defined herein. Except as set forth in Schedule 1.1(a), the Company owns all right, title and interest in and to, or hold valid licenses, if any, from third parties for, all of the Intellectual Property. Schedule 1.1(a) sets forth a list of all software or other products currently marketed by the Company, or marketed prior to the date of this Agreement, and identifies the source or method of intellectual property protection utilized or relied upon by the Company with respect to each such product. Except as described on Schedule 1.1(a), none of such products marketed by the Company has entered the public domain or otherwise lacks intellectual property protection.

                    (b) Except as set forth on Schedule 1.1(a), has not, as of and since the date upon which it acquired any of the Intellectual Property, (i) transferred, conveyed, sold, assigned, pledged, mortgaged or granted a security interest in any of the Intellectual Property to any third party, (ii) entered into any license, franchise or other agreement with respect to any of the Intellectual Property with any third person, or (iii) otherwise encumbered any of the Intellectual Property. The Company has maintained and enforced the Intellectual Property in the manner described on Schedule 1.1(a).

                    (c) The conduct of the business of the Company as currently conducted does not, to the Company's knowledge, conflict or infringe in any way with any intellectual property right of any third party that, individually or in the aggregate, is reasonably likely to have a material adverse effect on the Company's business, and there is no claim, suit, action or proceeding pending or, to the Company's knowledge, threatened against the Company (i) alleging that use of the Intellectual Property or any intellectual property licenses conflicts or infringes in any way with any third party's intellectual property rights, or (ii) challenging the Company's ownership of or right to use or the validity of any Intellectual Property. To the Company's knowledge, there are no conflicts or infringements by any third party of any of the Intellectual Property owned by or licensed by or to the Company.

                    (d) Each copyright registration, patent and trademark registration and each application therefor listed in Schedule 1.1(a) is valid, subsisting and in proper form, and has been duly maintained, including the submission of all necessary filings in accordance with the legal and administrative requirements of the appropriate jurisdictions.

                    (e) Neither the Company nor any other person has, to the Company's knowledge, granted any release, covenant not to sue, or non-assertion assurance or entered into any indemnification or settlement agreement with any person with respect to any part of the Intellectual Property or any intellectual property licenses associated with the Intellectual Property.

                     For the purpose of this Agreement, "Intellectual Property" shall be defined as (a) all know-how, confidential or proprietary technical information, trade secrets, designs, processes, computer software, databases originating with the Company or as "work for hire" created by the Company, research in progress, inventions or invention disclosures (whether patentable or unpatentable) and drawings, schematics, blueprints, flow sheets, designs and models; (b) all copyrights, copyright registrations and copyright applications (the "Copyrights"); (c) all patents, patent applications, patents pending, patent disclosures on inventions and all patents issued upon said patent applications or based upon such disclosures (the "Patents"); and (d) all registered and unregistered trade names, trademarks, service marks, product designations, corporate names, trade dress, logos, slogans, designs and general intangibles of like nature, together with all registrations and recordings and all applications for registration therefor and all translations, adaptations, derivatives and combinations thereof.

              4.19 Prior Non-Disclosure Agreements. The Company's transfer of Intellectual Property pursuant hereto is subject to limitations existing as a result of certain non-disclosure agreements entered into prior to the Closing Date by and between the Company and its clients and/or the Members and previous employers.

          5. Representations and Warranties of Purchaser. Purchaser hereby makes the following representations and warranties to the Company and the Members, all of which shall be made as of, and be true at, the time of the Closing:

              5.1 Corporate. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the power to own its properties and carry on its business in the manner in which such business is to be conducted.

              5.2 Authorization for Agreement. The execution of and delivery of this Agreement by Purchaser and the execution of and delivery of the considerations and documents provided for herein of Purchaser in accordance with the terms and provisions of this Agreement have been or shall be duly authorized by appropriate corporate action of Purchaser.

              5.3 Power to Perform. Purchaser has full power, right and authority to enter into this Agreement and to perform its obligations under this Agreement and this Agreement is legal, valid and binding on Purchaser and is enforceable against Purchaser in accordance with its terms.

          6. Obligations of the Parties After Closing Date. From and after the date of this Agreement the Company covenants, represents and warrants that:

              6.1 Continued Assistance. The Company shall refer to Purchaser, as promptly as practicable, any telephone calls, letters, orders, notices, requests, inquiries and other communications relating to the Business or the Assets.

              6.2 Certain Payments. Following the Closing Date, the Company shall promptly pay and fully discharge all liabilities and obligations of the Business which are not assumed by Purchaser as and when due, and shall otherwise pay, discharge or make adequate provision for all other liabilities and obligations of the Business.

              6.3 Employees. The Company shall pay and perform all of the Company's obligations to all employees of the Business as of the Closing Date, including the payment of any wages, salaries and benefits, pension contributions, profit sharing contributions and severance pay.

              6.4 Name Change. The Company and the Members agree that as soon as practicable following the Closing Date, the Company shall change its name.

          7. Bulk Sale Requirements. The Company has requested Purchaser to waive the requirements of the Bulk Sales Laws with respect to county taxes due and owing to the Hamilton County Treasurer and Purchaser has acceded to this request. The Company shall indemnify Purchaser against all claims made by such taxing authority as a result of this waiver.

          8.  Indemnification.

              8.1 Indemnification. The Company and the Members shall indemnify and hold harmless Purchaser against any and all losses, claims, liabilities, damages (including incidental and consequential damages), expenses of any kind or deficiencies resulting from any misrepresentations, inaccuracy or breach of any representation, warranty, covenant or promise contained in the Agreement or contained in any certificate, document, list, schedule or instrument delivered to Purchaser by or on behalf of the Company or in connection with this Agreement or the transactions contemplated herein, or other breach hereof or failure of compliance herewith, and except as otherwise specifically provided in this Agreement all such statements, representations, warranties, covenants and promises shall survive the Closing for a period terminating one (1) year from the Closing Date.

                 In addition, the Company and the Members hereby agree to defend, indemnify and hold harmless Purchaser at any and all times from and against any and all liabilities, obligations, debts, claims, penalties, loss, damages (including incidental and consequential damages), costs and expenses (including court costs and reasonable attorneys' fees, interest expenses and amounts paid in compromise or settlement), suits, or actions related to or arising from the Business prior to the Closing Date.

                 Any claim for indemnification asserted within the periods specified above shall survive until resolved or judicially determined.

              8.2 Claims Procedure. In the event Purchaser or the Company believes that it has or will suffer any loss, damage, liability, cost, fee or expense (the "Claiming Party") for which the other party shall be obligated to indemnify it hereunder (the "Indemnifying Party"), the Claiming Party shall promptly notify the Indemnifying Party in writing of the claim, specifying therein the amount claimed, and the basis on which it has calculated such amount; provided that failure to receive notice shall not affect the Indemnifying Party's obligations hereunder. The Indemnifying Party shall have a reasonable time within which to contest any such claim, including the right to employ counsel reasonably acceptable to defend any such claim asserted against the Claiming Party. The Claiming Party shall have the right to participate in the defense of any such claim. So long as the Indemnifying Party is defending any such claim in good faith, the Claiming Party will not settle the claim. The Claiming Party will make available to the Indemnifying Party or his representatives, at the Indemnifying Party's expense, all records and other materials required by the Indemnifying Party for the Indemnifying Party's use in contesting any such claim, and the Indemnifying Party and his representatives agree that they will not use the Claiming Party's making available to them of any such material, or its agreement to do so, as a basis for asserting a waiver by the Claiming Party of any statutory or common law privilege the Claiming Party might have in any other proceedings, whether related or unrelated to the matter giving rise to the claim. If the Indemnifying Party does not elect to defend any claim, the Claiming Party shall have no obligation to do so.

              8.3 Arbitration. Any dispute under this Agreement with respect to any matter shall be submitted to and settled by arbitration in accordance with the Rules, existing on the date thereof, of the American Arbitration Association. The dispute shall be submitted to one arbitrator agreed to by Purchaser and the Company, or, if Purchaser and the Company cannot agree on one arbitrator, by three arbitrators selected in accordance with said Rules, and shall be heard in Cincinnati, Ohio. Each arbitrator must be experienced in the subject matter in dispute. The costs and expenses of the arbitration shall be paid by the non-prevailing party in such arbitration.

          9. Conditions Precedent to Purchaser's Obligations. Purchaser's obligations to consummate the transactions contemplated hereby are expressly conditioned upon the following conditions:

              9.1 Non-Competition and Employment Agreements. The Company and the Members shall each have executed a Non-Competition and Employment Agreement in the form attached hereto as Exhibit 9.1.

              9.2 Development Acquisition Agreement. The Company shall have executed the Development Acquisition Agreement in the form attached hereto as Exhibit 9.2.

              9.3 Assignment of Lease. The Company shall have executed an assignment of lease in the form attached hereto as Exhibit 9.3.

          10. Conditions Precedent to the Company's and the Members' Obligations. The Company's and the Members' obligations to consummate the transactions contemplated hereby are expressly conditioned upon the following conditions:

              10.1 Development Acquisition Agreement. Purchaser shall have executed the Product Development Agreement in the form attached hereto as Exhibit 9.2.

              10.2 Non-Competition and Employment Agreements. Purchaser shall have executed the Non-Competition and Employment Agreements in the form attached hereto as Exhibit 9.1.

          11.  Miscellaneous Provisions.

              11.1  Expenses of Sale; Brokers.   Each party hereto shall bear
          its own costs and expenses, including accountants' fees and attorneys' fees incident to the performance by it of its obligations under this Agreement. Each party represents that no broker is involved and agrees to indemnify and hold the other parties harmless from and against all claims for finder's fees and commissions made by any person allegedly arising from actions or agreements of such indemnifying party.

              11.2 Entire Agreement. It is expressly agreed by and between the parties hereto as a material consideration for the execution of this Agreement that there are and were no verbal or written representations, understandings, stipulations, agreements or promises pertaining to the subject matter of this Agreement not incorporated in writing herein; and it is likewise agreed that neither this Agreement nor any of the terms, provisions, conditions, representations or covenants herein contained can be modified, changed, terminated, amended, superseded, waived or extended except by an appropriate written instrument duly executed by the parties hereto.

              11.3 Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by each party and its successors and assigns. Any assignment of this Agreement or the rights hereunder by a party hereto without the prior written consent of the other party shall be void.

              11.4 Law to Govern. This Agreement is being made in the State of Ohio, and shall be construed and enforced in accordance with the laws of that state.

              11.5 Notices. All communications and notices shall be in writing, and shall be mailed by certified mail return receipt requested as follows:

          If to the Company:

          FutureCORE, Ltd.
          8118 Corporate Way, Ste. 100
          Mason, OH  45040-9560

          If to the Members:

          Daniel C. Swanson
          8118 Corporate Way, Ste. 100
          Mason, OH  45040-9560

          with a copy to:

          Douglas M. Case, Esq.
          8700 Old Indian Hill Road
          Cincinnati, OH  45243-3724

          If to Purchaser:

          Med-Sub, Inc.
          8805 Governors Hill
          Cincinnati, Ohio 45249
          Attn:  Philip S. Present II, Vice President Corporate Development

          with a copy to:

          Moira J. Squier, Esq.
          Dinsmore & Shohl
          1900 Chemed Center
          255 East Fifth Street
          Cincinnati, Ohio 45202
          Fax #: (513) 977-8327

              11.6 Default. The parties agree that the Assets to be sold hereunder are unique, and therefore in the event of a breach of any term or condition of this Agreement the parties shall have, in addition to all remedies provided hereunder or otherwise at law, the right to enforce specific performance of this Agreement. In the event, that suit is brought to enforce specific performance, the breaching party shall pay all costs including reasonable attorneys' fees incurred by the non-breaching party.

              11.7 Announcements. All notices to customers or the public and other announcements with respect to this Agreement and the transactions hereunder shall be approved by both The Company and Purchaser prior to the issuance thereof.

              11.8 Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

              11.9 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the date set forth above.

          Med-Sub, Inc.

          By: /s/  Philip S. Present II
          Philip S. Present II, President

          MedPlus, Inc.

          By:/s/  Daniel A. Silber
          Daniel A. Silber, Vice President of Finance and Chief Financial
          Officer


          FutureCORE, Ltd.


          By:/s/ Daniel C. Swanson
          Daniel C. Swanson, President

          /s/ Daniel C. Swanson
          Daniel C. Swanson, P.E.

          /s/ Arthur E. Frohwerk
          Arthur E. Frohwerk

          /s/ Lawrence C. Maguire, M.D.
          Lawrence C. Maguire, M.D.